Designated Filer:	Monarch Alternative Capital LP
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement:	April 21, 2015

Joint Filer Information and Signatures
Joint Filers:

1. Name:	Monarch Debt Recovery Master Fund Ltd
Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MONARCH DEBT RECOVERY MASTER FUND LTD

By: Monarch Alternative Capital LP, its investment advisor

	By: /s/ Michael A. Weinstock	April 23, 2015
	Name: Michael A. Weinstock	Date
Title: Chief Executive Officer

2. Name:	MDRA GP LP
Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

	By: /s/ Michael A. Weinstock	April 23, 2015
	Name: Michael A. Weinstock	Date
Title: Chief Executive Officer

3. Name:	Monarch GP LLC
Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MONARCH GP LLC

	By: /s/ Michael A. Weinstock	April 23, 2015
	Name: Michael A. Weinstock	Date
Title: Chief Executive Officer